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                                                                   EXHIBIT 24.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.

                                          /s/ Lund Koehler Cox & Company, PLLP

                                          LUND KOEHLER COS & COMPANY, PLLP

Minneapolis, Minnesota
October 1, 1996